EXHIBIT 10.2

     THIS LEASE, made and entered into as of the Date of Lease, by and between NORTH VALLEY TECH LLC, a Delaware limited liability company, hereinafter referred to as "Landlord", and TANGIBLEDATA, INC., a Colorado corporation, hereinafter referred to as "Tenant".

                            W I T N E S S E T H:

     In consideration of the covenants and agreements hereinafter set forth to be performed by the parties hereto, it is agreed by and between Landlord and Tenant as follows:

     1. Definitions and Basic Terms. The following terms, whenever set forth in initial capitals in this Lease, shall have the meanings set forth hereinbelow, except as otherwise expressly provided therein, or unless the context otherwise requires:


     (a)  Date of Lease:               The date on which Landlord executes
                                       the Lease, as set forth on the
                                       signature page hereof.

     (b)  Landlord's Mailing Address:  551 Fifth Avenue, Suite 1416
                                       New York, NY  10136
                                       Phone:  (212) 905-1100
                                       Fax:  (212) 905-1102

     (c)  Tenant's Mailing Address:    TangibleData, Inc.
                                       5660 Airport Boulevard, Suite 105
                                       Boulder, CO  80301
                                       Phone:   (303) 417-0441
                                       Fax:   (303) 417-0385

     (d)  Building:                    North Valley Tech Center
                                       500 E. 84th Avenue
                                       Thornton, Colorado  80229

     (e)  Premises:                    Suite Number C-1 located on the first
                                       (1st) floor of the Building, containing
                                       approximately 7,679 usable square feet
                                       and 8,370 rentable square feet ("RSF")
                                       (which rentable square footage includes
                                       a proportionate share of the Common
                                       Areas and Facilities based on RSF), as
                                       attached or outlined on the floor plan
                                       attached hereto and made a part hereof
                                       as Exhibit A.

     (f)  Initial Term:                The period commencing on Date of Lease
                                       and terminating on the last day of the
                                       calendar month in which the 10th
                                       anniversary of the Rent Commencement
                                       Date occurs.

     (g)  Term:                        The Initial Term and any extensions
                                       thereof thereafter in effect.
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     (h)  Commencement Date:           Date of Lease.

     (i)  Rent Commencement Date       The date that is the earlier of:  (i)
                                       date that Tenant first occupies the
                                       Premises for the conduct of the
                                       Permitted Use (rather than for
                                       construction of Tenant Improvements),
                                       or (ii) November 1, 2000.

     (j)  Termination Date:            The last day of the calendar month in
                                       which the 10th anniversary of the Rent
                                       Commencement Date occurs.

     (k)  Base Rent:                   The amounts, for the periods, set forth
                                       below, payable in monthly installments
                                       in advance:

                                Period     Annual       Monthly    Rate Per
                                (Years)   Base Rent   Installment   Sq. Ft.

                                   1     $150,660.00  $12,555.00    $18.00
                                   2      154,426.50   12,868.88     18.45
                                   3      158,276.70   13,189.13     18.91
                                   4      162,210.60   13,517.55     19.38
                                   5      166,311.90   13,859.33     19.87
                                  6-7     167,400.00   13,950.00     20.00
                                 8-10     171,585.00   14,298.75     20.50

     (l)  Rent:                        The Base Rent or Adjusted Base Rent, as
                                       the case may be, and all other charges
                                       or sums payable hereunder.

     (m)  Security Deposit:            Thirty Seven Thousand Six Hundred Sixty
                                       Five and 00/100 Dollars ($37,665.00) or
                                       other security pursuant to paragraph
                                       55.

     (n)  Tenant's Share:              The percentage which the RSF of the
                                       Premises is of the total RSF of the
                                       Building as of the end of the calendar
                                       year, which as of the end of the first
                                       calendar year is agreed to be 1.754%.
                                       Adjustments to the RSF of the Premises
                                       or the Building will result in a
                                       proportionate adjustment to the
                                       Percentage of Tenant's Share.

     (o)  Permitted Use:               General office purposes and internet
                                       data communications and data
                                       duplication services including usage of
                                       multiple servers, computers and
                                       duplication equipment; provided that
                                       the Premises shall not be used as a
                                       "call center" providing high-volume
                                       inbound toll-free customer service and

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                                       technical support services on behalf of
                                       third party customers, or entities
                                       unrelated to such third party
                                       customers, or entities requesting such
                                       services, or (unless Tenant utilizes
                                       fewer than 199 telephone workstations
                                       in the Premises) providing for third
                                       party customers or entities, telephonic
                                       outbound operations relating primarily
                                       to database development, marketing
                                       research, third party   telecommuni-
                                       cations carrier call verification
                                       services, or the sale of telecommuni-
                                       cations services and software products,
                                       services and support.

     (p)  Base Year:                   The calendar year commencing January 1,
                                       2000, and ending December 31, 2000.

     (q)  Comparison Year:             The first full calendar year following
                                       the Base Year and each subsequent full
                                       calendar year of the Term.

     (r)  Operating Expenses:          All expenses incurred during the Base
                                       Year or the Comparison Year, in the
                                       operation, improvement, repair,
                                       replacement and maintenance of the
                                       Building including, without limitation,
                                       (i) the cost of utilities, heat,
                                       air-conditioning, insurance, labor,
                                       cleaning materials and supplies, and
                                       security, if any; (ii) expenses for
                                       management, maintenance of elevators
                                       and mechanical systems, rubbish
                                       removal, window washing and other
                                       services, and roof repairs; (iii) the
                                       operation, improvement, repair,
                                       replacement and maintenance of the
                                       Building Common Areas and Facilities
                                       including all surfaces, floor and wall
                                       coverings, decorative items, and window
                                       coverings, lighting facilities and
                                       exteriors; and (iv) the cost of any
                                       operation, improvement, repair,
                                       replacement or maintenance which does
                                       not materially add to the value of the
                                       Building nor appreciably prolongs its
                                       life, but merely keeps the Building in
                                       ordinarily efficient operating
                                       condition, except that if such
                                       improvement, repair or replacement
                                       results in a substantial cost, labor or
                                       energy saving, such cost shall be
                                       deemed an Operating Expense.  To the
                                       extent Landlord elects to do so, said
                                       costs may be amortized over a

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                                       reasonable number of years, with an
                                       appropriate finance charge, all of
                                       which shall be considered an Operating
                                       Expense.  Landlord estimates that
                                       during the Base Year, the amount
                                       included in the Rent for Operating
                                       Expenses will be $4.03 per RSF.

     (s)  Taxes:                       Taxes and assessments, special or
                                       otherwise, (including all expenses
                                       incurred in connection with disputing
                                       the amounts thereof) and sewer charges,
                                       if any, levied or assessed upon or with
                                       respect to the Building and the land
                                       upon which it is located, or upon or
                                       against the rent payable hereunder for
                                       the privilege of leasing real property.
                                       Landlord estimates that during the
                                       Base Year, the amount included in the
                                       Rent for Taxes will be $.72 per RSF.

     (t)  Common Areas and Facilities: The common areas and facilities of the
                                       Building including, but not limited to,
                                       lobbies, vestibules, stairways,
                                       corridors, passenger and freight
                                       elevators, truck docks, parking areas,
                                       drives, aisles, landscaped areas,
                                       planters, and access roads.

     (u)  Electric service charge:     Not Applicable.

     (v)  Broker:                      Landlord:     CB Richard Ellis, Inc.
                                       Tenant:       Grubb & Ellis Company

     (w)  Guarantor:                   None.

     2.   Premises; Term.

          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, for the Term and upon the conditions, covenants, and agreements hereinafter set forth.

          (b) Subject to paragraph 17 hereof Tenant shall have a nonexclusive right to use the Common Areas and Facilities of the Building which lead to and from the Premises and common restrooms shared with other tenants in the Building. Nothing herein contained shall be construed as a demise to Tenant of the roof, exterior walls of the Building, space outside the Premises, air rights above or outside of the Premises, or of the Common Areas and Facilities.

          (c) Subject to the rights of occupants of the Building and other parties, Landlord hereby grants to Tenant a non-exclusive right and license, in common with Landlord and its licensees and permittees, to use portions of the Building during the Term for the specific uses described below, and to use existing, available risers and conduit in the Building, and to install

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additional conduit, pipes and related facilities in the Building, for the purposes of connecting the Premises with the area of the Building leased to Inflow, Inc., on the Date of the Lease, on the terms, conditions and provisions that are set forth herein below and are otherwise contained in this Lease, except that (i) Base Rent shall not be allocable to these areas, (ii) Tenant's Share shall not include any of these areas, and (iii) Tenant shall not be obligated to pay Operating Expenses and Taxes attributable to any of these areas, unless in any case such areas are within the Premises (collectively, the "Licensed Areas"); and in all cases subject to and in accordance with applicable laws and the provisions of this Lease, in such manner as will not disturb or violate the rights of other occupants of the Building and/or Landlord's permittees or affect in any manner the validity of any roof or other warranty in effect for the benefit of Landlord, and in each case subject to and in accordance with Landlord's prior written approval thereof (which shall include approval of the design, engineering, location, methods of attachment, and construction thereof); such approval not to be unreasonably withheld or delayed. All such conduit, pipes, wires, cables, installations and facilities shall be installed, maintained, repaired, replaced and insured by Tenant at its sole cost and expense, any such conduit, pipes, wires, cables, installations and facilities located in the Premises shall be removed prior to the expiration or earlier termination of the Term, by Tenant at its sole cost and expense, or at Landlord's election, by Landlord at Tenant's sole cost and expense with the cost thereof being immediately due and payable by Tenant to Landlord, it being understood that Tenant shall have the right, but not the obligation, to remove such conduit, pipes, wires, cables, installations and facilities within the Licensed Areas. Notwithstanding the foregoing, Landlord shall have the right, upon written notice to Tenant, given no later than thirty (30) days prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against rent, any and all telecommunications wiring and related infrastructure or selected components thereof, whether located in the Premises or Licensed Areas.

          Landlord agrees to use reasonable efforts to assist Tenant in securing the cooperation of other occupants of the Building and/or Landlord's permittees relative to the exercise of the rights set forth in clauses (i) and
(ii) above, but shall not be obligated to incur any cost or liability in connection therewith unless Tenant agrees to reimburse or otherwise protect Landlord against such cost or liability in a manner that is reasonably acceptable to Landlord.

     3. Possession. Landlord shall not be subject to liability for failure to deliver possession on the Commencement Date, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder nor extend the Term hereof. However, unless timely possession of the Premises to Tenant is rendered impossible due to delays occasioned by Tenant, Rent shall not accrue until possession of the Premises is tendered to Tenant.

     4. Rent. Tenant shall pay Landlord the Rent, without deduction or offset, in advance, on the first day of each calendar month during the Term, at Landlord's Mailing Address, or at such other place as Landlord may from time to time designate in writing. The first month's Base Rent shall be paid upon execution hereof. The installment of Rent payable for any partial calendar month shall be pro-rated. Checks delivered in payment of Rent shall not constitute payment until paid by the drawee. The covenant to pay Rent hereunder is independent of any other covenant contained in this Lease.

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     5.   Rent Escalation.

          (a) There shall be added to the Base Rent for each Comparison Year, Tenant's Share of the net aggregate increase, if any, in the amount of Operating Expenses and Taxes for the Comparison Year over those for the Base Year. The Base Rent as so increased is herein referred to as the "Adjusted Base Rent". The Adjusted Base Rent for any Comparison Year shall serve as the basis for an estimate of Adjusted Base Rent due for the next Comparison Year until the computation for that Comparison Year has been made. The difference between the actual increase in Operating Expenses and Taxes for any Comparison Year and the estimated Adjusted Base Rent for such Comparison Year shall be promptly paid by Tenant upon Tenant's receipt of a statement of such adjustment. After the Adjusted Base Rent has been established, it shall retroactively become payable from the beginning of the calendar year. The remaining monthly Rent installments shall be adjusted accordingly. Amounts due for any partial year of the Term in accordance with the foregoing shall be prorated on a calendar year basis.

          With respect to Taxes, the statement of adjustment shall reflect, as of the date prepared, Taxes incurred for the Base Year and for the Comparison Year, whether the same shall be definitive or subject to subsequent revision. Should Taxes for the Base Year or any Comparison Year be subsequently reduced or increased, Landlord shall recompute the Taxes using the amount of the Taxes for the Base Year as so reduced or increased for all Comparison Years prior to the Comparison Year in which the reduction or increase is granted. All changes to Adjusted Base Rent due from Tenant by reason thereof shall be payable within thirty (30) days after Tenant's receipt of the statement therefor.

     (b) Landlord shall, during Landlord's regular business hours, make available to Tenant records, in reasonable detail, of Operating Expenses and Taxes for the period covered by such statement or statements, for a period of sixty (60) days after the mailing of such statements to Tenant. If Tenant shall not dispute any item in any such statement within thirty (30) days following Tenant's receipt of such statement, Tenant shall be deemed to have waived any objection thereto.

     6.   Security Deposit.

          (a) Tenant has deposited with Landlord the Security Deposit, the receipt of which (if by check subject to collection) is hereby acknowledged. The Security Deposit shall be held by Landlord, without liability for interest thereon, as security for full performance due of Tenant under this Lease.
Upon expiration of the Term and written request therefor, the Security Deposit shall be returned to Tenant, unless Landlord has reasonable cause to withhold all or a portion thereof.

          (b) If any Rent shall be overdue and unpaid, or should Landlord have made payments on behalf of Tenant, or should Tenant fail to perform any of the covenants or agreements of this Lease, then Landlord may, without prejudice to any other remedy which Landlord may have, apply all or a portion of the Security Deposit toward the payment of Rent, or toward any loss, damage or expense sustained by Landlord resulting therefrom. In such event Tenant shall forthwith restore the Security Deposit to the original sum.


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          (c)  In the event bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied first to the payment of Rent due to Landlord for all periods prior to the institution of such proceedings. The balance of the Security Deposit, if any, may be retained by Landlord in partial satisfaction of Landlord's damages.

          (d) In the event that Landlord's interest in the Premises is sold, transferred or assigned, Landlord shall deliver the Security Deposit to the acquirer of such interest. Thereupon, Landlord shall be discharged and released from all further liability with respect to the Security Deposit as and to the extent the Security Deposit has been so delivered and Tenant agrees to look solely to the new landlord for the return of the Security Deposit. This provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be held responsible in connection with the Security Deposit, unless it has received the Security Deposit.

     7. Personal Property and Business Taxes. Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures and all property of Tenant located in the Premises. When possible, Tenant shall cause said fixtures and property to be assessed and billed separately from the real property of which the Premises form a part. In the event any or all of Tenant's fixtures and property shall be assessed and taxed against Landlord, Tenant shall pay said taxes within ten (10) days after receipt of a written statement setting forth the amount of taxes applicable to Tenant's fixtures and property. Tenant shall pay, prior to delinquency, all license fees and taxes imposed upon the business of Tenant.

     8. Use. Absent the prior written consent of Landlord, Tenant shall not use the Premises other than for the Permitted Use. Tenant shall not use the Premises in violation of any law or of the certificate of occupancy issued for the Building. Within five (5) days' of receipt of a notice from Landlord, Tenant shall discontinue any use of the Premises which is declared unlawful or which imposes any duty upon Landlord. Tenant shall not permit anything to be done which will invalidate or increase the cost of insurance covering the Building or property located therein. Tenant shall, upon demand, reimburse Landlord for any additional premium charged by reason of Tenant's failure to comply with the provisions hereof.

     9. Alterations and Improvements. Landlord shall not be required to alter or improve the Premises or the Building. Tenant accepts the Premises in an "as is" condition and agrees to perform alterations or improvements to the Premises in accordance with plans and specifications prepared by a certified architect, all at Tenant's sole cost and expense, subject to Landlord's prior approval, and in accordance with all applicable laws, ordinances, rules and regulations. Prior to commencing any alteration or improvement to the Premises, Tenant shall forward to Landlord three (3) sets of blueprints and one (1) set of sepias of Tenant's proposed work. Landlord may in its sole discretion impose requirements as to the manner of performance of any work by or for Tenant in the Premises. All work shall be performed in a good and workmanlike manner using quality material and shall be promptly completed, lien-free, by a contractor who is insured, bonded and has been pre-approved by Landlord. Prior to the commencement of such work, Tenant agrees to deliver to

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Landlord a Certificate of Worker's Compensation insurance in statutory limits from each contractor and subcontractor as well as evidence of automobile insurance, including "non-owned" automobiles, covering personal injury, bodily injury and property damage, including death resulting therefrom, in the combined single limit amount of $1,000,000.00 and comprehensive general liability in the combined single limit amount of $1,000,000.00, with Landlord listed as an additional named insured.

     After the date hereof and prior to the Rent Commencement Date, Tenant shall be permitted access to the Premises for the sole purpose of completing Tenant's Work (as hereinafter defined). Such access shall be subject to all of the terms and conditions of this Lease excluding the payment of Rent.

     Landlord shall reimburse Tenant for the cost of renovation or construction work performed by Tenant (excluding all consultation and design fees), in the amount and manner hereinafter provided. The amount of such reimbursement being hereinafter referred to as "Tenant's Allowance". It is understood and agreed that Tenant's Allowance shall cover the cost of the construction to be completed by Tenant on the Premises and Licensed Areas, hereinafter referred to as "Tenant's Work", as delineated in the plans and specifications approved by Landlord.

     Tenant's Allowance shall not exceed (i) a total amount of Two and 00/100 Dollars ($2.00) per RSF in connection with Tenant's Work in the Licensed Areas, and (ii) a total amount of Ten and 00/100 Dollars ($10.00) per RSF in connection with Tenant's Work in the Premises, and, in no event shall Tenant's Allowance exceed the actual cost of construction of Tenant's Work as evidenced by the lowest competitive bid therefore, whichever is less.

     Landlord shall pay Tenant's Allowance to Tenant after the thirty seventh
(37th) month of the Term upon satisfaction of the following conditions:

          (a) That Tenant is not in default under any of the conditions, covenants, or agreements of this Lease;

          (b) That Tenant's right and option to terminate this Lease pursuant to paragraph 55 hereof or otherwise has expired, terminated or is otherwise null and void and of no further force and effect, and (c)

          (c) That Tenant's Work has been completed and that Tenant's architect has so certified to Landlord, subject, however, to Landlord's verification that Tenant's Work has been completed;

          (d) That Tenant has furnished to Landlord Tenant's affidavit that Tenant's Work has been completed to its satisfaction and in strict accordance with the above-referenced plans and specifications, which affidavit may be relied upon by Landlord; and

          (e) That Tenant has furnished to Landlord the affidavit of the general contractor performing Tenant's Work to the effect that Tenant's Work has been fully completed in accordance with the plans and specifications approved by Landlord and that all subcontractors, laborers and materials for Tenant's Work have been paid in full, and paid bills or paid invoices and such other evidence of same is forwarded to Landlord;

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     Tenant agrees that it will provide a description of all work invoices and evidence of payment thereof, all in sufficient detail.

     Tenant shall provide Landlord with properly completed lien waivers executed by Tenant's general contractor, and as to labor and materials valued in excess of $5,000.00, every subcontractor and laborer participating in Tenant's work, and every material supplier delivering materials directly to the Premises. Tenant's failure to provide said lien waivers within thirty
(30) days after the completion of renovation work in the Premises may be deemed a material default of this Lease. Tenant shall also submit a Certificate of Occupancy to Landlord upon demand therefor.

     10.  Ownership of Improvements.

          (a) All alterations and improvements in the Premises and the Licensed Areas made by either party (except to Tenant's personal property, furniture and furnishings, signs and trade fixtures) shall become the property of Landlord and shall be surrendered with the Premises as provided for herein.

          (b) Tenant shall not encumber or assign its trade fixtures or other property in the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Any consent hereunder shall apply solely to the transaction thereby authorized. Any violation of the terms of this provision may be deemed a Default of this Lease.
Notwithstanding the foregoing, in the event Tenant obtains financing to be secured by Tenant's personal property, furniture, furnishings and fixtures located in the Premises, Landlord agrees to subordinate any and all interest which Landlord may at any time have therein to such financing and to the extent provided for, in the Form of Landlord's Waiver and Consent attached hereto and made a part hereof as Exhibit C.

     11.  Repairs.

          (a) Landlord's obligation to make repairs to the Premises shall pertain only to the structural portions of the floor, ceiling, sprinkler system and perimeter walls, unless the necessity for such repairs shall have been occasioned by Tenant or any permitted subtenant or licensee of Tenant, or their respective employees, agents, contractors or any person, firm or corporation acting on its behalf, in which event Tenant agrees to make such repairs at Tenant's sole cost and expense. Except in cases of an emergency, Landlord shall not be required to commence any repair until after receipt of written notice from Tenant. Tenant agrees to provide notice to Landlord of any damage or condition in need of repair of which Tenant is aware. Tenant shall allow Landlord reasonable time in which to commence and complete such repairs. Landlord shall use reasonable efforts to make such repairs with a minimum of inconvenience, disruption, or loss of business to Tenant.

          (b) Except as provided in subparagraph (a) of this paragraph, Tenant agrees to keep and maintain the Premises, the fixtures and equipment therein and the appurtenances thereto in good repair and condition at Tenant's own cost and expense, and to make all necessary repairs and replacements thereto. Tenant shall keep and maintain the Premises in a first-class condition throughout the Term. Tenant shall replace all damaged glass with glass of equal quality. In the case of damage or destruction by insurable casualty or by eminent domain, the obligations of Landlord and Tenant shall be controlled as hereinafter provided.

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          (c)  Following initial construction of the Premises Tenant may, at its own cost, paint, paper or change floor coverings, or otherwise alter the Premises, provided that (i) the structural integrity or value of the Building shall not be adversely affected; (ii) the cost of such alteration does not exceed Five Dollars ($5.00) per square foot; and (iii) the sprinkler system, if any, is not thereby affected. In all other instances, Tenant shall secure prior written approval of Landlord. Tenant shall submit to Landlord plans and specifications for such proposed work, together with the name of the contractor and a statement of the estimated cost thereof. Prior to starting such work, Tenant agrees to deliver to Landlord a certificate of worker's compensation insurance in statutory limits from Tenant's contractor as well as evidence of insurance coverages to be maintained by Tenant hereunder. Such work shall be promptly completed in accordance with such approved plans and specifications, applicable laws and ordinances, and rules and requirements of Landlord's insurance carriers, subject to the terms of Tenant's indemnity set forth under paragraph 16 hereof and Tenant's obligation to insure such liability under paragraph 28 hereof.

          (d) The term "repairs" shall include repairs, replacements, renewals, alterations, additions, improvements and betterments.

          (e) If Tenant shall fail or refuse to make repairs as set forth above, or if Landlord is required to make any repairs because of any act or omission of Tenant (or Tenant's permitted subtenant, business invitee or licensee, or their respective employees, agents or contractors, or any person, firm or corporation acting on Tenant's behalf), Landlord shall have the right, but not the obligation, upon ten (10) days' notice (except in case of an emergency), to enter upon the Premises to make such repairs, and add the cost thereof to the next installment of Rent due.

     12. Building Services. Landlord shall furnish to the Premises, generally during the hours of 6:00 AM through 7:00 PM Monday through Saturday, excluding usual holidays, reasonable amounts of air conditioning and heat, and shall furnish at all times elevator service, electric current for normal lighting and office machines, water for lavatory and drinking purposes, and janitorial and maintenance services. If Tenant requires air conditioning or heat prior to 6:00 AM or after 7:00 PM Monday through Saturday, or at any time on a Sunday or holiday, it will be billed at the standard rate established by Landlord for additional air conditioning or heat.

     Tenant shall comply with all rules and regulations which Landlord establishes for the protection of Building services. Landlord shall have free access to all mechanical installations of Landlord at all times. Where failure to furnish any of said utilities or services is caused by strikes, accidents, or conditions beyond the control of Landlord, Landlord's failure shall neither be deemed an eviction or disturbance of Tenant's use or possession of the Premises, nor shall such failure render Landlord liable to Tenant, or relieve Tenant of its Lease obligations.

     Tenant agrees not to use any apparatus or device which may increase the amount of such services usually furnished to the Premises without the prior written consent of Landlord. Landlord reserves the right to charge for such increased services.

     13.  Electrical Current.  Electrical service is provided by Landlord on a
submetering basis.   Said electrical service shall provide a design load of
600 amps at 480/277 volts, three phase to the Premises throughout the Term. Tenant shall pay monthly to Landlord, as additional rental, the actual cost of metered, monthly consumption of electrical service used in the Premises, calculated at the rate chargeable to Tenant by the local utility company. Where Paragraph 1(u) of this Lease designates a flat rate fee amount for electrical service, electrical service is provided by Landlord on a flat rate fee basis, and Tenant shall pay monthly to Landlord, as additional rental, the amount set forth thereat as and for Tenant's cost for electric service to the Premises.

     Landlord may change the method of furnishing electric current upon at least thirty (30) days notice. Thereafter Tenant shall, at Tenant's expense, make such alternative arrangements as may be approved by Landlord in writing. Base Rent may be adjusted to equitably reflect the inclusion or deletion of electric service hereunder.

     Tenant covenants and agrees that its use of electric current shall never exceed the capacity of existing feeders to the Premises, the Building, the risers or wiring installations. Tenant shall make no alteration to electrical service equipment in the Premises without obtaining the prior written consent of Landlord in each instance. Except with Landlord's prior written consent, Tenant may operate only reasonable quantities of standard household and office equipment at the Premises. In the event Tenant installs or operates any other or excessive electrical equipment without Landlord's prior written consent, Tenant shall pay to Landlord, as and for liquidated damages, a sum equal to the estimated additional cost to Landlord for the operation of such equipment. In the event Tenant requests electric current in excess of the existing electrical system capacity of the Building, and in the event Landlord consents to any such increase, all work to increase such current shall be done at Tenant's sole cost and expense, and the Base Rent shall be equitably adjusted to reflect the additional cost to Landlord. Tenant agrees to promptly execute an Amendment and Supplement to Lease to reflect any change in the Base Rent resulting from a change in the method or quantity of electric service used at the Premises.

     Landlord shall not be deemed guilty of an eviction or disturbance of Tenant's use and possession of the Premises nor shall Landlord be liable for the failure of any supply in the electric current unless caused by Landlord's sole gross negligence.

     Notwithstanding anything to the contrary, Tenant may operate business electrical equipment as necessary for the Permitted Use as long as Tenant does not interfere with electrical service to other tenants of the Building.

     14. Access. Upon 24 hour notice to Tenant (where practicable to provide such notice), Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of inspecting the Premises, showing the Premises to prospective mortgagees or purchasers of the Building, and making alterations, repairs, improvements or additions to the Premises or to the Building for any purpose relating to the safety, protection or preservation of the Premises, the Building or Landlord's interest. During the six (6) months prior to the end of the Term, Landlord may show the Premises to prospective tenants. If Tenant's representative shall not be present when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may, after reasonable attempts to notify Tenant, enter forcibly without liability to Tenant, except for any failure to exercise due care for Tenant's property. Landlord shall neither be deemed guilty of an eviction or disturbance of Tenant's use and possession of the Premises nor shall Landlord be liable to Tenant in any manner on account of any entry permitted hereunder.

     15. Inability to Perform. This Lease and the obligations of Tenant hereunder shall not be affected because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any cause beyond the control of Landlord.

     16. Indemnification. Tenant shall defend, indemnify and hold Landlord harmless, from any loss, cost, damage, expense (including reasonable attorney fees) and liability of any nature arising out of the use or occupancy of the Premises by Tenant, its agents and employees in or on the Premises, and the approaches thereto, or arising or alleged to have arisen out of the acts or omissions of Tenant's officers, agents, employees or invitees. Tenant, upon notice from Landlord, shall defend the same, at Tenant's expense, by counsel reasonably satisfactory to Landlord. Tenant hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause other than Landlord's gross negligence or that of Landlord's agents or employees.

     Tenant releases Landlord from all liability for any damage to property entrusted to employees of the Building, and for injury to persons or for loss of or damage to any property by theft or otherwise, unless caused by or due to the gross negligence of Landlord, its agents, or employees. Neither Landlord nor its agents shall be liable for interference with light or other intangible rights, nor for any latent defect in the Premises or in the Building.

     Landlord shall defend, indemnify and hold Tenant harmless from any loss, cost, damage, or expense (including reasonable attorney fees) and liability of any nature arising out of the gross negligence or willful misconduct of Landlord, its agents and employees in connection with Landlord's obligations hereunder. Landlord upon notice from Tenant, shall defend the same at Landlord's expense by counsel selected by Landlord and reasonably satisfactory to Tenant.

     17. Rights of Landlord. Landlord reserves the following rights: (a) to change the name of the Building without notice or liability to Tenant; (b) to designate all sources furnishing sign painting or lettering and toilet supplies used on the Premises; (c) if Tenant vacates the Premises at any time during the last ninety (90) days of the Term, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy; (d) constantly to have pass keys to the Premises; (e) to grant to anyone the exclusive right to conduct any particular business in the Building; and (f) at any time, at Landlord's expense, to decorate or make repairs, alterations, additions or improvements, in or to the Building or any part thereof, including the Premises, including specifically the right to alter, improve or rebuild the lobby of the Building. Except where resulting from the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from any work so done in or about the Premises or the Building.

     In connection with making repairs, alterations or additions hereunder, Landlord shall have right to post necessary notices on the Premises, and shall have right of access through the Premises, as well as the right to take materials that may be required to perform the foregoing into and through the Premises, as well as the right in the course of such work to close entrances, doors, corridors, elevators, or other Building facilities or temporarily to abate the operations of such facilities, without being deemed or held guilty of an eviction of Tenant and without liability to Tenant. Rent shall not abate while the foregoing is being performed and Tenant shall not be entitled to maintain any offset or counterclaim for damages of any kind against Landlord by reason thereof, all such claims being hereby expressly released by the Tenant. All such work shall be done in such manner as to cause Tenant the least inconvenience practicable

     18. Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord assign, convey, mortgage or sublet this Lease or any interest herein, or allow any transfer hereof. Any assignment, conveyance, mortgage or sublease shall be subject to terms and conditions acceptable to Landlord.

     Notwithstanding the foregoing, this Lease may be assigned, in whole or in part, without the prior written consent of Landlord, to any corporation with which Tenant may be merged or consolidated whereby Tenant shall be the surviving corporation provided that the net worth of the surviving corporation is equal to or greater than that of Tenant as of the Date of Lease, or upon the sale of substantially all of the assets of Tenant to an entity whose net worth is equal to or greater than that of Tenant as of the Date of Lease.

     19. Damage or Destruction. If the Premises or the Building are damaged by fire or other casualty insured under policies of insurance carried by Landlord, the damage to the Building shall be repaired by and at the expense of Landlord and the damage to the Premises shall be repaired by and at the expense of Landlord and Tenant to the extent of their respective obligations to maintain and repair the Premises pursuant to paragraph 11 hereof, provided such repairs can, in Landlord's opinion, be made within fifteen (15) days after the occurrence of such damage without the payment of overtime or other premiums. There shall be no abatement of Rent by reason of any portion of the Premises being unusable for a period of fifteen (15) days or less. If the damage is due to the fault or neglect of Tenant or its employees, agents, or contractors there shall be no abatement of Rent.

     If repairs cannot, in Landlord's opinion, be made within fifteen (15) days, Landlord may, following ten (10) days notice, afford a reasonable time within which they are to be made.

     Notwithstanding anything to the contrary, if repairs cannot, in Tenant's opinion, be made within one hundred eighty (180) days, Tenant may terminate this Lease upon ten (10) days prior written notice to Landlord. In such event, the Rent and all other charges due under this Lease shall be prorated, and Tenant shall be liable for all such prorated rent and other charges, the amounts of which may have not yet been determined by Landlord as of the date this Lease is terminated. In the event any portion of the Premises is unusable, in Tenant's judgment reasonably exercised, for a period of more than fifteen (15) days, there shall be an abatement of Rent until the Lease is terminated in accordance with this paragraph or, the Premises is repaired and restored by Landlord as provided in this Section 19.

     A total destruction of the Building in which the Premises are located shall automatically terminate this Lease.

     20.  Eminent Domain.   If the Premises, or so much thereof as to render
the balance unusable for the Permitted Use, shall be taken under power of eminent domain, this Lease shall automatically terminate as of the later of the date of such condemnation, or the date possession is taken by the condemning authority, or as otherwise herein provided. Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation. In the event of a partial taking which does not result in a termination of this Lease, Base Rent shall be proportionately adjusted. Landlord may without any obligation or liability to Tenant stipulate with any condemning authority for a judgment of condemnation, and the date of taking under this clause shall then be deemed the date agreed to under the terms of said stipulation.

     21. Default. The occurrence of any of the following shall constitute an event of Default:

          (a) The vacation, abandonment or desertion of the Premises by Tenant.

          (b)  A failure by Tenant to have made any payment hereunder for five
(5) days after the date such payment was due.

          (c) A failure by Tenant to observe or perform any provision of this Lease for fifteen (15) days after notice thereof from Landlord; provided that if such Default cannot reasonably be cured within such period, and Tenant promptly commences to cure such Default and thereafter diligently prosecutes the same to completion, Tenant shall not be deemed in Default.

          (d) The making by Tenant of any general assignment for the benefit of creditors, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease.

     If an event of Default shall occur, Landlord may, at any time:

          (i) re-enter the Premises and take possession thereof and of all property of Tenant therein and remove Tenant and all other parties from the Premises without terminating this Lease, and at any time relet the Premises, or any part thereof, upon such conditions and at such rental as Landlord deems proper. In such event Landlord may receive and collect the rent from such reletting and apply it against any amounts due from Tenant hereunder, (plus expenses Landlord incurs in recovering possession of the Premises, placing the same in good condition, preparing the same for reletting, and all other related expenses, commissions and charges). Rent or other charges collected from a tenant to whom the Premises have been relet shall be applied to reduce any indebtedness due hereunder. Landlord shall not be deemed to have terminated this Lease or the liability of Tenant for the total liability hereunder by re-entry or any other act unless Landlord shall have specifically notified Tenant of Landlord's election to terminate this Lease.

          (ii) give written notice to Tenant of Landlord's election to terminate this Lease. In the such event Landlord may recover from Tenant all damages related to Tenant's Default, including reasonable attorneys' fees, and in lieu of the damages that may be recoverable under subparagraph (i) above,

Landlord shall be entitled to liquidated damages in an amount equal to the Rent reserved hereunder for the period which otherwise would have constituted the balance of the Term, discounted at the rate of four percent (4%) per annum. Such amount shall be immediately due and payable.

     In the event of Default, all of Tenant's trade fixtures, improvements and other personal property shall be left on the Premises and Landlord shall have the right to use, free of charge, or remove, or store same, at the risk and expense of Tenant, until all Defaults are cured. If Tenant shall fail to cure all Defaults and remove said property within ten (10) days of Landlord's request, said property shall be deemed abandoned by Tenant. In no event shall Landlord be responsible for the preservation or safekeeping of Tenant's property.

     If Tenant shall Default in the payment of Rent and such Default continues for two (2) consecutive months, or for a total of four (4) months in any twenty-four (24) month period, or if Tenant shall Default in the performance of any other covenant of this Lease more than three (3) times in any twenty-four (24) month period then, notwithstanding that such Default shall have been cured, any further similar Default shall be deemed deliberate and Landlord may terminate this Lease without affording to Tenant an opportunity to cure such Default.

     In the event Tenant fails to timely cure any Default hereunder, Tenant authorizes any attorney to appear for Tenant and confess judgment in favor of Landlord for the relief to which Landlord is entitled in accordance with Paragraph 21 hereof, along with an attorney's fee in the sum of five percent (5%) of the total sum of such damages, together with costs of suit. A copy of this Lease shall be sufficient consent and authority for the confession of judgment.

     22. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto and made a part hereof as Exhibit B, and such other rules and regulations as Landlord may adopt from time to time. Landlord shall not be liable to Tenant for the breach of any lease by any other tenant in the Building.

     23. Requirements of Law. Tenant shall, at its sole cost and expense, promptly comply with all laws, orders, regulations and requirements of all public authorities and any fire underwriters insurance rating agency or similar organization which may impose any violation, order or duty upon Landlord or Tenant with respect to the Premises, or with respect to the Building if arising out of Tenant's use of the Premises. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this paragraph.

     Landlord shall, at it sole cost and expense, promptly comply with all laws, orders, regulations and requirements of all public authorities with respect to Landlord's ownership of the Building, and that portion of the Premises required to be maintained by Landlord, as set forth in paragraph 11 hereof.

     24. Surrender of Premises. At the termination of this Lease Tenant shall surrender the Premises (and all keys thereto) to Landlord in good condition, reasonable wear and tear excepted. Tenant shall remove its trade fixtures, personal property and signs, provided such removal will not damage the Premises. If Tenant shall fail to remove said trade fixtures, personal property and signs within five (5) days after termination, said property shall, at the option of Landlord, either be deemed abandoned, or Landlord shall have the right to remove and store said property, at Tenant's expense, without further notice to or demand upon Tenant. Tenant shall be responsible for any and all charges and expenses incurred by Landlord therefor. Tenant hereby indemnifies Landlord against all losses, costs, damages, liabilities and expenses resulting from Tenant's failure or delay in surrendering the Premises, unless such failure or delay is due to circumstances beyond Tenant's control, including, without limitation, claims made by any succeeding tenant founded on such delay. Tenant's obligations under this paragraph shall survive the Term.

     25. Quiet Enjoyment. Tenant, upon paying the Rent and performing the other conditions, covenants, and agreements of this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term, without any hindrance from Landlord or any person or persons claiming by, through or under Landlord, subject to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

     26. Landlord's Lien. Landlord shall have a valid and subsisting lien for the payment of all Rent upon Tenant's signs, fixtures and personal property situated on the Premises. Such property shall not be removed therefrom without the written consent of Landlord until all arrearages then due to Landlord hereunder have been paid. Upon written request therefor, Tenant agrees to execute such documents as Landlord deems reasonably necessary to perfect the security interest granted hereby. In the event of Default by Tenant hereunder, Landlord may, in addition to any other remedies provided herein or by law, enter upon the Premises and take possession of signs, fixtures, furniture and other personal property of Tenant without liability for trespass or conversion, and sell the same with or without notice at public or private sale, at which Landlord or its assigns may purchase and apply the proceeds, less expenses connected therewith, as a credit against sums due by Tenant to Landlord. Any surplus shall be paid to Tenant, and Tenant agrees to pay any deficiency forthwith, upon demand. Landlord may foreclose said lien in the manner provided by law. The lien herein granted to Landlord shall be in addition to any landlord's lien that may at any time be provided by law. Hereinafter, in the event Tenant obtains financing to be secured by Tenant's personal property, furniture, furnishings and fixtures located in the Premises, Landlord shall subordinate the lien herein granted as provided as and to the extent provided in paragraph 10 hereof.

     27. Liens. Tenant shall do all things reasonably necessary to prevent the filing of any lien against the Building or the interest of the Landlord or any underlying lessor therein or the interest of any mortgagee or holder of any deed of trust covering the Building by reason of any services claimed to have been performed or materials claimed to have been supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. Tenant shall cause such lien to be vacated and canceled of record within thirty (30) days after the date of the filing thereof. If Tenant shall fail to timely vacate or release such lien Landlord may do so, and Tenant shall repay to Landlord all expenses, including reasonable attorneys' fees, incurred in connection therewith.

     28.  Insurance.

          (a) Liability Insurance Carried by Tenant. Tenant shall obtain and keep in force during the Term Commercial General Liability insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Landlords of Premises" Endorsement and shall contain an amendment to the Pollution Exclusion to cover damage caused by heat, smoke or fumes from a hostile fire. The limits of said insurance shall not serve to limit the liability of Tenant or relieve Tenant of any obligation hereunder. All insurance to be carried by Tenant shall be primary and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

          (b) Liability Insurance Carried by Landlord. Landlord shall maintain insurance covering the Building in limits and with coverage generally deemed acceptable within the real estate industry. Landlord's insurance coverage shall be excess over Tenant's coverage required hereunder and Tenant shall not be named as an additional insured therein.

          (c) Tenant's Property Insurance. Tenant shall maintain insurance coverage on all of Tenant's personal property, and Tenant alterations in the Premises. Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from such insurance shall be used by Tenant for the replacement of personal property or the restoration of Tenant alterations. Tenant shall provide Landlord with written evidence that such insurance is in force.

          (d) Insurance Policies. Insurance required hereunder shall be with a company duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least A X (or such other rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide." Tenant shall not permit anything which could invalidate the insurance policies referred to herein. Tenant shall deliver to Landlord certificates evidencing the existence and amounts of insurance required hereunder, listing the insureds and loss payable clauses required by this Lease. Such policy shall be cancelable or subject to modification only after thirty (30) days written notice to Landlord. At least thirty (30) days prior to the expiration of such policies, Tenant shall furnish Landlord evidence of renewals or "insurance binders" evidencing renewal thereof. In the event Tenant fails to do so, Landlord may order such insurance and charge the cost thereof to Tenant as Rent.

     29. Waiver of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve each other, and waive their right to recover damages against the other, for loss of or damage to the other party's property arising out of or incident to the perils required to be insured against under Paragraph 28. The effect of such release and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     30. Waiver. No waiver by Landlord of any provision of this Lease or Landlord's consent to any act shall render unnecessary the obtaining of Landlord's consent to or waiver of any subsequent act of Tenant or provision of this Lease. No agreement to accept a surrender of the Premises shall be valid unless in writing and signed by two (2) officers of Landlord.

     31. Unavoidable Delays. If Landlord or Tenant (other than as to Tenant's obligation to pay Rent) shall fail to timely perform any of its obligations as a result of any labor disputes, inability to obtain labor or materials, acts of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty, or any other condition beyond the reasonable control of the party obligated to perform, then such failure shall not be deemed a breach of this Lease to the extent of and for the time occasioned by such event. Lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. As a condition precedent to Tenant claiming or relying upon an unavoidable delay, Tenant shall give ten (10) days written notice to Landlord of such event.

     32. Subordination. This Lease is, unless Landlord shall otherwise elect, subject and subordinate to all covenants, restrictions, easements and encumbrances now or hereafter affecting the fee title to the Building and to all ground and underlying leases and mortgages or financings which may be placed against or affect the real property of which the Premises forms a part. The term "mortgages" as used herein shall include trust indentures and deeds of trust. No further instrument shall be necessary unless required by any such ground or underlying lessor or mortgagee. Should any ground or underlying lessor or mortgagee lease and/or mortgage the real property of which the Premises forms a part, or any part thereof, or should Landlord or any ground or underlying lessor or mortgagee for any other reason desire confirmation of such subordination, Tenant shall execute and deliver, without charge, all documents (in form acceptable to such ground or underlying lessor or mortgagee) subordinating this Lease and Tenant's rights hereunder within ten (10) days of Landlord's written request therefor. Landlord agrees to furnish Tenant copies of any such covenants, restrictions, easements and encumbrances which might materially affect Tenant's use of the Premises.

     33. Notice to Mortgagee. Tenant shall not exercise any right to terminate this Lease by reason of constructive or actual eviction, or in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease, until (i) Tenant shall have given written notice of such act or omission to the holder of any first mortgage to which this Lease is subject and subordinate (provided the name and address of such holder shall previously have been furnished to Tenant) and (ii) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which Landlord and/or the holder of such mortgage, or their agents or employees, shall be entitled to enter the Premises and remedy such act or omission. During the period between the giving of such notice and the remedying of such act or omission, Rent shall be abated and apportioned to the extent that any part of the Premises shall be untenantable.

     34. Attornment. In the event of a sale, transfer, or assignment of Landlord's interest in the Building or any part thereof, or in the event of any proceedings brought for the foreclosure of, or in the event of the exercise of any power of sale under any mortgage covering the Building or any part thereof, or in the event of a cancellation or termination of any ground or underlying lease covering the Building or any part thereof, Tenant will attorn to and recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord.

     35.  Estoppel Certificate.

          (a) Tenant shall, upon not less than ten (10) days' written notice from Landlord, execute, acknowledge and deliver to Landlord a statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which Rent has been paid, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any.

          (b) Tenant's failure to deliver such statement within ten (10) days' of written notice from Landlord shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rental has been paid in advance.

     36. Interest on Past Due Obligations. If Tenant shall fail to pay any Rent after the same becomes due and payable, including bank drafts returned unpaid, such unpaid amounts shall bear interest from the due date thereof to the date of receipt of payment at the lesser of eighteen percent (18%) per annum, or such other rate as is the highest legal rate of interest chargeable in the state where the Building is located.

     37. Transfer of Landlord's Interest. In the event of any transfer of Landlord's interest in the Premises or in the real property of which the Premises is a part, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer. In the event Landlord elects to cease operation of the Building for any reason, Landlord shall provide Tenant with at least ninety (90) days prior written notice. In the event of such election, Landlord may terminate this Lease at anytime after said notice period has expired, provided Landlord ceases to operate the Building for at least six (6) months.

     38. Holding Over. If Tenant shall hold over beyond the Termination Date with the consent of Landlord, such holding over shall be construed to be a month-to-month tenancy, terminable by either party at the end of the month following at least thirty (30) days' written notice, and shall be subject to all the terms and conditions of this Lease (so far as same are applicable to a month-to-month tenancy) except Paragraph 1(i) of the Lease shall be amended to redefine Base Rent as the amount, payable monthly, in advance, equal to the greater of 1 )twice the monthly installment of Base Rent or 2)the then prevailing market rental rate for the Building or 3) the then prevailing market rental rate for buildings of similar character in the general location of the Building.

     39.  Relocation.  Intentionally Omitted.

     40. Accord and Satisfaction. Payment by Tenant or receipt by Landlord of a lesser amount than that stipulated herein for Rent shall, at the option of Landlord, be deemed to be on account of the earliest stipulated Rent then due. No endorsement or statement on a check or letter accompanying any check or payment shall be deemed an accord and satisfaction; Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease or at law.

     41. Attorneys' Fees. In the event that Landlord should bring suit for possession of the Premises, for recovery of Rent, or because of the breach of any provision of this Lease, or in the event that Tenant shall bring any action for against Landlord arising out of this Lease, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

     42. Fees or Commissions. The parties, warrant and represent that to the best of their knowledge, other than the Broker defined at Paragraph 1(t) hereof, there are no claims for broker's commissions or finder's fees in connection with this Lease, and the misrepresenting party agrees to indemnify and hold the other harmless from any liability which arises from any such claim.

     43. Building Name; Relationship. Tenant shall not use the name of the Building for any purpose other than as the address of the business or profession to be conducted by Tenant in the Premises. Nothing contained in this Lease shall be deemed to create any relationship other then that of Landlord and Tenant. Landlord reserves the right to change the name of the Building without the consent of Tenant and without incurring any liability to Tenant therefor.

     44. Partial Invalidity. If any provision of this Lease shall be held void or invalid, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     45. Notices. Every notice to be given under this Lease shall be in writing and shall be sent by Certified or Registered Mail, postage prepaid, return receipt requested, or by overnight courier, and shall be addressed:
(a) if to Landlord, to Landlord's Mailing Address, Attention: "Vice President
- Operations", and (b) if to Tenant, to Tenant's Mailing Address. Notice same shall be deemed given when received or refused by the addressee. Either party may designate, by written notice to the other party, any other address for notice purposes. Either party hereto may give the other notice of the need for emergency repairs by telephone or fax, provided such notice is promptly confirmed in writing, as set forth above.

     46. Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease.

     47.  Entire Agreement; Miscellaneous.

          (a) This Lease, the exhibits and addenda, if any, attached hereto, contain all of the agreements and understandings between the parties.

          (b) All prior conversations or writings between the parties hereto or their representatives are merged herein.

          (c) This Lease shall not be modified except in writing signed by both parties.

          (d) The submission of this Lease to Tenant prior to Landlord's execution shall be deemed solely for Tenant's consideration. Such submissions shall have no binding force or effect, shall not constitute an option for the leasing of the Premises by Tenant and shall not confer any rights or impose any obligations upon either party.

          (e) Any exhibit incorporated into this Lease which is inconsistent with any printed provision of this Lease shall supersede such printed provision only to the extent of such inconsistency.

          (f) The captions appearing herein are not intended to define, limit, or describe the intent of any paragraph.

          (g) Tenant agrees that Landlord may submit a copy of this Lease to its lender without obtaining the prior consent of Tenant.

     48.  Corporate Tenant.   The persons executing this Lease warrant that,
if signing on behalf of a corporation, such corporations is duly organized or qualified (if foreign) under the laws of, and is authorized to do business in, the state where the Building is located, and that each such person executing this Lease is authorized to sign and execute this Lease.

     49. Successors and Assigns. Except as otherwise provided in this Lease, all of the conditions, covenants, and agreements of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Each provision of this Lease to be performed by Tenant shall be construed as both a covenant and a condition, and if Tenant shall be comprised of more than one individual and/or entity, they shall all be bound, jointly and severally, by the provisions of this Lease.

     50. Annual Financial Statement. Upon written request of Landlord, Tenant agrees to submit to Landlord within fifteen (15) days of each anniversary of the Commencement Date of this Lease, a statement setting forth the financial condition of Tenant, and of Tenant's Guarantor, if applicable. Said statement shall be certified by an independent certified public accountant.

     51. UCC Filing. In the event Tenant is in Default in the payment of rent, Tenant hereby makes, constitutes and irrevocably appoints Landlord as its attorney in fact in Tenant's name, place and stead, with full power and authority to execute UCC Filings recognizing and recording Landlord's statutory or contractual lien.

     52. Hazardous Material. Tenant shall not cause or permit any Hazardous Material, as defined below, to be brought upon, kept, stored, utilized, disposed of or used in the Building by Tenant or its agents, employees, contractors or invitees. This restriction shall survive the termination or expiration of this Lease. If the presence of Hazardous Material on the Premises is caused or permitted by Tenant or its agents, employees, contractors or invitees and results in contamination of the Premises or the Building, then Tenant shall indemnify, defend and hold Landlord and any owner of the property wherein the Premises are located harmless from all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions, and clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. If the Hazardous Material results in contamination of any part of the Building, Tenant shall promptly take all actions at its own expense as are necessary to remediate, provided that Landlord's approval of such remedial action shall first be obtained.

     The term "Hazardous Material" shall include hazardous or toxic materials, wastes and substances which are defined, determined or identified as such pursuant to present and future federal, state or local laws, rules or regulations and judicial or administrative interpretation thereof. Standard cleaning and materials and office equipment supplies for use in the normal course of business shall not be deemed Hazardous Materials hereunder. Upon reasonable notice, Landlord and its agents shall have the right to inspect the Premises to determine whether Tenant is in compliance with this paragraph 52.

     53. Liability of Trust. Notwithstanding anything to the contrary, this Lease is made and executed on behalf of Landlord, a business trust organized under the laws of the State of Ohio, by its officers on behalf of the trustees thereof, and none of the trustees, nor any additional or successor trustee hereafter appointed, nor any beneficiary (including preferred shareholders), officer, employee, or agent of Landlord, shall have any liability in his personal or individual capacity, but instead, all parties shall look solely to the property and assets of Landlord for satisfaction of claims of any nature arising under or in connection with this Lease.

     54. Parking and Access. Landlord agrees to provide to Tenant, other occupants of the Building, and Landlord's permittees, on a non-exclusive basis, and without charge therefor other than the Rent reserved hereunder, parking for at least 5.0 passenger automobiles for each 1,000 square feet of RSF in the Premises, based upon the initial premises.

     55. Right to Terminate after 36th month of Term. Provided that Tenant is not in default under any of the conditions, covenants, or agreements of this Lease, Tenant shall have an option, exercisable at any time after the expiration of the thirty second (32nd) month of the Term but prior to the expiration of the thirty fifth (35th) month of the Term to terminate this Lease. Said cancellation shall be effective as of the expiration of the thirty sixth (36th) month of the Term, but actually, and on the condition that
(a) Tenant pays as a termination fee the sum of Eighty One Thousand One Hundred Five and 30/100 Dollars ($81,105.30); (b) Tenant pays the unamortized portion of all brokerage commissions paid by Landlord with respect to this Lease (using an interest rate of twelve percent (12%) per annum and a term of ten (10) calendar years), (c) Tenant pays all Rent and other sums due and owing by Tenant to Landlord up to and including the date that said cancellation is effective within twenty (20) days after said sums are demanded by Landlord; and (d) Tenant executes a written termination agreement in form and substance satisfactory to Landlord. Tenant agrees that it is liable for, and that said sums demanded shall include, Rent, utility charges, taxes and assessments, and Operating Expenses, the amount of which may have not yet been determined by Landlord as of the date Tenant cancels this Lease, but which Tenant shall remain liable for to the date of termination notwithstanding any such termination.

     56. Right to Terminate after 72nd month of Term. Provided that Tenant is not in default under any of the conditions, covenants, or agreements of this Lease, Tenant shall have an option, exercisable at any time after the expiration of the sixty eighth (68th) month of the Term but prior to the expiration of the seventy first (71st) month of the Term to terminate this Lease. Said cancellation shall be effective as of the expiration of the seventy second (72nd) month of the Term, but actually, and on the condition that (a) Tenant pays as a termination fee the sum of Eighty Three Thousand Seven Hundred and 00/100 Dollars ($83,700.00); (b) Tenant pays the unamortized portion of all brokerage commissions paid by Landlord with respect to this Lease (using an interest rate of twelve percent (12%) per annum and a term of ten (10) calendar years), (c) Tenant pays to Landlord the unamortized portion of Tenant's Allowance hereunder (using an interest rate of twelve percent (12%) per annum and a term of ten (10) calendar years); (d) Tenant pays to Landlord all Rents and other sums due and owing by Tenant to Landlord up to and including the date that said cancellation is effective within twenty (20) days after said sums are demanded by Landlord, and (e) Tenant executes a written termination agreement in form and substance satisfactory to Landlord. Tenant agrees that it is liable for, and that said sums demanded shall include, all Rent, utility charges, taxes and assessments, and Operating Expenses, the amount of which may have not yet been determined by Landlord as of the date Tenant cancels this Lease, but which Tenant shall remain liable for to the date of termination notwithstanding any such termination.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease, in triplicate, as of the Date(s) set forth below their respective signatures hereto.


Signed and acknowledged in the
presence of:

/s/ [illegible]
First Witness as to Landlord

/s/ [illegible]
Second Witness as to Landlord

NORTH VALLEY TECH LLC, a Delaware
limited liability company


By:/s/ David Schongerber
   David Schonberger, Vice President

LANDLORD

   Date:  10-11-00

Signed and acknowledged in the
presence of:

/s/ [illegible]
First Witness as to Tenant

/s/ James Neeley
Second Witness as to Tenant

TANGIBLEDATA, INC.


By:/s/ Blair Zykan

And: /s/ Dale Stonedahl

TENANT

   Date:  9-26-00


              This Lease must be both Witnessed and Acknowledged

This Lease is being forwarded for your approval and execution on the understanding that it shall not become effective until it is accepted by Landlord and its counsel and executed and delivered by Landlord.

                                 EXHIBIT LIST

A     Floor Plan
B     Rules and Regulations
C     Form of Landlord's Waiver and Consent

STATE OF NEW YORK          )
                           ) SS:
COUNTY OF NEW YORK         )


     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named NORTH VALLEY TECH LLC, a Delaware limited liability company, by David Schonberger, its Vice President, personally known to me or who did furnish satisfactory identification, who being first duly sworn, did upon oath acknowledge that he did sign the foregoing instrument as such officer on behalf of said business trust and is duly authorized to do so, and that the same is the free act and deed of said business trust, and his free act and deed individually and as such officer.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 11th day of October, 2000.

                           /s/Rosalie Souders
                           Notary Public
                           [Seal]
                           My commission expires: February 28, 2001



STATE OF               )
                       )  SS:
COUNTY OF              )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named TANGIBLEDATA, INC., a Corporation, by Blair Zykan, its CEO, and Dale Stonedahl, its Ass. Sec., who acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said corporation, and their free act and deed personally and as such officers.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _______________________, this 26th day of September, 2000.


                           /s/ Jan Avery
                           NOTARY PUBLIC

                                   EXHIBIT C

                      FORM OF LANDLORD'S WAIVER AND CONSENT

THIS LANDLORD'S WAIVER AND CONSENT ("Consent"), made and entered into as of the ___ day of ___________, 2000, by [NORTH VALLEY TECH LLC, a Delaware limited liability company] ("Landlord") in favor of __________________________________ ("Lender").

                                   BACKGROUND

A. Landlord is the owner of certain real property located in the City of Thornton, Adams County, Colorado being more particularly described on Exhibit A attached hereto (the "Premises").

B. The Premises have been leased to TangibleData, Inc. ("Lessee") by [Lease Agreement dated _______________________________] (the "Lease").

C. Lessee is entering into a Loan and Security Agreement (the "Agreement") with Lender and the other financial institutions from time to time party thereto (collectively, "Lenders") for the purpose of financing Lessee's acquisition, construction, installation, maintenance and operation of a telecommunications system (the "System "), part of which may be located on the Premises.

D. As a condition to extending such loans and other financial accommodations, Lenders have required, among other things, that Lessee grant to Lender, for its own benefit and the ratable benefit of Lenders, security interests in the System and in certain of Lessee's property, including, without limitation, machinery, equipment, furniture, fixtures and inventory, whether now owned or hereafter acquired ("Collateral"), a portion of which Collateral is and may hereafter be located on or about the Premises.

NOW, THEREFORE, in order to induce Lenders to extend financial accommodations to Lessee, which will aid Lessee in meeting its obligations to Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with Lender as follows:

1. Landlord consents to Lessee's granting Lender a security interest in the Collateral. Lender's security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Agreement, Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which Landlord hereby subordinates in favor of Lender and Lenders.

2. Landlord agrees that none of the Collateral is subject to the Lease and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section 1 above).
The Collateral may be affixed to or used in conjunction with the Premises, but shall remain the Lessee's personal property, subject to Lender's lien, at all times. Landlord agrees not to impound or remove any of the Collateral from the Premises as long as this Consent is in effect, except as set forth herein.

3. Landlord agrees that Lender and its representatives and invitees may enter upon the Premises at any time or times, during normal business hours, with reasonable advance written notice to Landlord, to inspect, repossess, remove or otherwise deal with the Collateral, without any liability of Lender or any Lender to Landlord, except for reimbursement for any physical damage (except ordinary wear and tear) to the Premises caused by such removal. Landlord will not hinder Lender's actions in enforcing its liens and remedies with respect to the Collateral. Landlord agrees that Lender may advertise and conduct public or private sales of the Collateral. Lender or any Lender shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed, and Lender or any Lender shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Lessee.

4. In the event that Lessee defaults in its obligations under the Lease, Landlord agrees to give Lender copies of written notices of default under the Lease, written notice of termination of the Lease and/or written notice of termination of Lessee's right of possession at the same time as such notice is given to Lessee and further agrees that Lender may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods offered for Lessee under the Lease, plus an additional ten (10) days in the case of a monetary default or an additional thirty (30) days in the case of a non-monetary default.

5. If the Lease is terminated, Landlord agrees to allow the Collateral to remain on the Premises for a reasonable time not less than ninety (90) days, during which time Lender may, at its discretion, remove, sell or otherwise dispose of the Collateral as Lender may elect, as long as Landlord receives all payments due under the Lease, and as long as Lessee's obligations to maintain the Premises are being fulfilled.

6. Landlord states that the Lease is presently valid and in full force and effect, that all rentals have been paid up to date, and that as of the date hereof to the best knowledge of Landlord, Lessee is not in default under the Lease.

7. Neither Landlord nor, to the best knowledge of Landlord, Lessee is in default under the terms of the Lease and no event has occurred, or failed to occur, which with the giving of notice or the passage of time or both would constitute a default under the Lease.

8. [CONFIRM] Tenant is in possession of the Leased Premises. (If not accurate, please explain here.)

9. Landlord shall not, without prior written consent of Lender, enter into any amendment or modification of the Lease that would reduce the original term of the Lease or would otherwise materially and adversely affect the interest of Lender in Lessee's interest under the Lease.

10. Upon receipt of a written request from Lender, Landlord shall execute an estoppel certificate certifying, if true, that the Lease has not been modified and is in full force and effect or, if the Lease has been modified, that the Lease is in full force and effect as modified, stating such modifications; specifying the date to which rent has been paid; stating whether or not, to the best knowledge of Landlord, Lessee is in default and, if so, stating the nature of such default; stating which options to extend the term of the Lease have been executed, in any; and any other reasonable information which Lender may request.

11. Landlord states that it has full right and authority to enter into thisConsent and that the provisions of this Consent do not and will not conflict with or violate any provision of any agreement between Landlord and any third party.
12. This Consent shall remain in full force and effect until all obligations of Lessee to Lender and the Lenders have been paid and satisfied in full and Lender and the Lenders have terminated their financing agreements with Lessee pursuant to the Agreement.

13. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Lender and its successors and assigns. Notwithstanding any other provision of this Consent or the Lease to the contrary, all of Lender's right, title and interest in and to the Lease and any obligations thereunder may be assigned and transferred to an affiliate or successor of Lender without notice to Landlord, and to other parties with notice to Landlord.

14. Notwithstanding anything to the contrary stated in the Lease, the transfer, assignment or hypothecation of any interest in Lessee shall not be deemed an assignment of the Lease and Landlord shall not unreasonably withhold any consent required of Landlord to an assignment of Lessee's interest in the Lease in connection with a sale or transfer of all or substantially all of Lessee's assets and business.

15. All notices shall be in writing and shall be mailed by first class registered or certified mail, return receipt requested, by overnight courier service maintaining records of receipt, or by facsimile transmission with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice shall be effective upon the earlier of receipt or (i) the third business day after being mailed; (ii) the following business day if sent by overnight courier service, or (iii) when sent by facsimile, answer back received. All notices shall be addressed as follows:

        If to Lender:     TangibleData, Inc.
                          5660 Airport Boulevard, Suite 105
                          Boulder, CO  80301
                          Attention: _____________________

        With a copy to:   ________________________________
                          ________________________________
                          ________________________________
                          Telecopy: ______________________
                          Attention:______________________

        If to Landlord:   North Valley Tech LLC
                          551 Fifth Avenue, Suite 1416
                          New York, NY  10136
                          Attention:  Vice President Operations

        With a copy to:   Arter & Hadden LLP
                          1100 Huntington Building
                          925 Euclid Avenue
                          Cleveland, Ohio  44115-1475
                          Telecopy:  216-696-2645
                          Attention:  Lee A. Chilcote, Esq.

16. This Consent shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises are located.

     IN WITNESS WHEREOF, Landlord has executed this Landlord's Waiver and Consent as of the date first above written.

LANDLORD:
NORTH VALLEY TECH LLC,
a Delaware limited liability company


By:______________________________
   David Schonberger, Vice President

                                  EXHIBIT A

                                   Premises